SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 11, 2006
Date of Report (Date of Earliest Event Reported)
FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
7600 Wisconsin Avenue
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 11, 2006, the Registrant’s Operating Partnership, First Potomac Realty Investment Limited Partnership (the “Operating Partnership”), issued $125 million aggregate principal amount of its 4.0% Exchangeable Senior Notes due 2011 (the “Notes”), including $15 million aggregate principal amount of Notes to cover over-allotments. The terms of the Notes are governed by an indenture, dated as of December 11, 2006 (the “Indenture”), by and among the Operating Partnership, as issuer, First Potomac Realty Trust (the “Company”), as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). A copy of the Indenture, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. A copy of the form of the Notes, the terms of which are incorporated herein by reference, is attached as Exhibit 4.2 to this report. See Item 2.03 below for additional information about the Indenture and the Notes.
The Notes and the common shares of beneficial interest of the Company (“Common Shares”) issuable in certain circumstances upon exchange of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Notes to the initial purchasers of the Notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
On December 11, 2006, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the representative of the Initial Purchasers (the “Representative”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.
Pursuant to the Registration Rights Agreement, the Company has agreed that it will:
•	file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a Well-Known Seasoned Issuer) with the Securities and Exchange Commission by May 1, 2007 to cover resales of the underlying Common Shares that may be issuable upon exchange of the Notes;

•	if the shelf registration statement is not an automatic shelf registration statement on May 1, 2007, use its reasonable efforts to have that registration statement declared effective by July 8, 2007; and

•	use its reasonable efforts to keep the registration statement effective until the earlier of:
o	two years after the 23rd trading day immediately following the maturity date of December 15, 2011; or

o	the date on which there are no longer any Notes or “restricted” (within the meaning of Rule 144 under the Securities Act) Common Shares formerly held by noteholders or their transferees outstanding.
In the event the Company does not meet these deadlines, subject to certain exceptions, additional interest will accrue on the Notes, to be paid by the Operating Partnership semi-annually in arrears until cure of the default at a rate per year equal to 0.25% of the principal amount of the Notes to and including the 90th day following such registration default and 0.50% of the principal amount thereafter.
Also in connection with the sale of the Notes, on December 5, 2006 and December 7, 2006, the Operating Partnership entered into letter agreements regarding a capped call transaction with respect to the Common Shares with an affiliate of the Representative (the “Option Counterparty”). The capped call transaction covers, subject to anti-dilution adjustments similar to those contained in the Notes, approximately 3,460,687 Common Shares.

The capped call transaction permits the Operating Partnership to purchase Common Shares from the option counterparty at the strike price and is designed to reduce the potential dilution with respect to the Common Shares upon exchange of the Notes to the extent the then market value per Common Share, as measured under the terms of the capped call transaction, at the time of exercise is greater than the strike price of the capped call transaction, which corresponds to the initial exchange price of the Notes and is subject to certain adjustments similar to those contained in the Notes. If, however, the then market value per Common Share exceeds the cap price of the capped call transaction, as measured under the terms of the capped call transaction, the dilution mitigation under the capped call transaction will be limited, which means that there would be dilution to the extent that the then market value per Common Share exceeds the cap price of the capped call transaction. The Operating Partnership purchased the capped call option at an approximate purchase price of $7.6 million. The capped call transaction is designed to increase the effective exchange price of the Notes to $42.14 per Common Share, which represents an exchange premium of approximately 40% based on the last reported sale price of $30.10 per Common Share on the New York Stock Exchange on December 5, 2006.
In connection with the capped call transaction, the Option Counterparty or an affiliate thereof:
•	expects to enter into various derivative transactions with respect to the Common Shares concurrently with or shortly after the pricing of the Notes; and

•	may enter into or unwind various derivatives and/or purchase or sell the Common Shares in secondary market transactions following the pricing of the Notes (and are likely to do so during any observation period related to an exchange of Notes).
These activities could have the effect of increasing, or preventing a decline in, the price of the Common Shares concurrently with or following the pricing of the Notes and could have the effect of decreasing the price of the Common Shares during any observation period related to an exchange of Notes.
The Option Counterparty or its affiliate is likely to modify its hedge positions in relation to the capped call transaction from time to time prior to exchange or maturity of the Notes by purchasing and selling Common Shares, other of our securities, or other instruments it may wish to use in connection with such hedging. In particular, such hedging modifications are likely to occur during any observation period related to an exchange of Notes, which may have a negative effect on the value of the consideration received upon exchange of those Notes. In addition, the Operating Partnership intends to exercise options it holds under the capped call transaction whenever notes are exchanged. In order to unwind its hedge positions with respect to those exercised options, the option counterparties or affiliates thereof expect to sell the Common Shares in secondary market transactions or unwind various derivative transactions with respect to the Common Shares during the observation period, if any, for the exchanged Notes.
The Operating Partnership has also agreed to indemnify the Option Counterparty and its affiliates for losses incurred in connection with a potential unwinding of their hedge positions under certain circumstances.
The effect, if any, of any of these transactions and activities on the market price of the Common Shares or the Notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of the Common Shares and the value of the notes. Copies of the letter agreements by and among the Company, the Operating Partnership and the Option Counterparty, the terms of which are incorporated herein by reference, are attached as Exhibits 10.2 and 10.3 to this report.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
On December 11, 2006, the Operating Partnership issued $125,000,000 aggregate principal amount of the Notes. The purchase price paid by the Initial Purchasers was 97.75% of the initial offering price thereof, resulting in the receipt by the Initial Purchasers of a discount of approximately $2.8 million in connection with the issuance and sale of the Notes. The Notes are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest is payable on June 15 and December 15 of each year beginning June 15, 2007 until the maturity date of December 15, 2011. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.

The Notes bear interest at 4.0% per annum and contain an exchange settlement feature, which provides that the Notes may, under certain circumstances, be exchangeable for cash, Common Shares or a combination of cash and Common Shares at an initial exchange rate of 27.6855 Common Shares per $1,000 principal amount of Notes. At the initial exchange rate, the Notes are exchangeable for Common Shares at an exchange price of $36.12 per share, representing an approximately 20.0% premium over the last reported sale price of the Common Shares on December 5, 2006 (the pricing date of the Notes) of $30.10 per share. The exchange rate is subject to adjustment under certain circumstances.
The Operating Partnership may not redeem the Notes except to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes upon at least 30 days’ but not more than 60 days’ prior written notice to holders of the Notes. In such event the Operating Partnership would redeem the Notes, in whole or in part, for cash at 100% of the principal amount plus accrued and unpaid interest.
The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes in cash in whole or in part in the event of a change in control, for a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest (including additional interest, if any, incurred by the Company or the Operating Partnership pursuant to the Registration Rights Agreement) to but excluding the date of repurchase.
A “change in control” will be deemed to have occurred at the time that any of the following occurs:
•	consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding Common Shares are exchanged for, converted into or constitute solely the right to receive cash, securities or other property;

•	any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than the Company, any of its majority-owned subsidiaries or any of its subsidiaries’ employee benefit plans, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding entitled to vote generally in elections of trustees;

•	during any period of 12 consecutive months after the date of original issuance of the notes, persons who at the beginning of such 12-month period constituted the board of trustees of the Company, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of trustees of the Company who were either members of the board of trustees of the Company at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of trustees of the Company;

•	the Common Shares (or other common shares or securities into which the notes are then convertible or exchangeable) cease to be listed on a U.S. national or regional securities exchange;

•	the Company (or any successor thereto permitted pursuant to the terms of the Indenture) ceases to the general partner of the Operating Partnership or ceases to control the Operating Partnership; or

•	the shareholders of the Company approve any plan or proposal for the liquidation of the Company.
If a transaction described in the first five bullets under the definition of a “change in control” above occurs and a holder elects to exchange its Notes in connection with such transaction, we will increase the applicable exchange rate for the Notes surrendered for exchange by a number of additional Common Shares as a “make whole premium.”
Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:

•	a default for 30 days in the payment of any interest on or any additional interest payable in respect of the Notes;

•	a default in the payment of any principal of or premium, if any, on, the Notes, whether on the stated maturity date or any earlier date of redemption or repurchase or otherwise;

•	default in the delivery when due of the exchange value, on the terms set forth in the Indenture and the Notes, upon exercise of a holder’s exchange right in accordance with the Indenture and the continuation of such default for 10 days;

•	the Operating Partnership’s failure to provide notice of the occurrence of a change in control when required under the Indenture;

•	the Operating Partnership’s failure to comply with any other term, covenant or agreement in the Notes or the Indenture upon its receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes, and the failure to cure (or obtain a waiver of) such default within 30 days after receipt of such notice;

•	failure by the Operating Partnership, the Company or any of its subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20 million, which judgments are not paid, discharged or stayed for a period of 30 days;

•	a default under any bond, note, debenture or other evidence of indebtedness of the Operating Partnership, the Company or any of its subsidiaries, including an event of default with respect of any other series of debt securities, or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Operating Partnership, the Company or any of its subsidiaries which results in the acceleration of such indebtedness in an aggregate principal amount exceeding $20 million or which constitutes a failure to pay at maturity or other scheduled payment date (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $20 million, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 60 days after notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series; and

•	certain events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership, the Company or any of its significant subsidiaries.
Item 3.02. Unregistered Sales of Equity Securities.
The information contained in Items 1.01 and 2.03 of this report is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
4.1	Indenture, dated as of December 11, 2006, by and among First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust, as Guarantor, and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 4.0% Exchangeable Senior Note due 2011.

10.1	Registration Rights Agreement, dated December 11, 2006, by and among First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust and the Representative.

10.2	Letter Agreement with respect to Capped-Call Transaction, dated December 5, 2006, by and among First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust and the Option Counterparty.

10.3	Letter Agreement with respect to Capped-Call Transaction, dated December 8, 2006, by and among First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust and the Option Counterparty.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
December 12, 2006	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
4.1	Indenture, dated as of December 11, 2006, by and among First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust, as Guarantor, and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 4.0% Exchangeable Senior Note due 2011.

10.1	Registration Rights Agreement, dated December 11, 2006, by and among First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust and the Representative.

10.2	Letter Agreement with respect to Capped-Call Transaction, dated December 5, 2006, by and among First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust and the Option Counterparty.

10.3	Letter Agreement with respect to Capped-Call Transaction, dated December 8, 2006, by and among First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust and the Option Counterparty.